Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2021, except for the effects of the stock split as described in Note 1(F) as to which the date is July 13, 2021, in the Amendment No. 1 to the Registration Statement (Form F-1 No. 333-257879) and the related Prospectus of Taboola.com, ltd August 31, 2021.

August 31, 2021
Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global